Exhibit 107

Calculation of Filing Fee Table

FORM 424(b)(2)
(Form Type)

Occidental Petroleum Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Note #	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	1	Equity	Common Stock, par value $0.20 per share	457(r)	111,414,652	$22.00	$2,451,122,344.00	0.0001531	$375,266.83
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
				Total Offering Amounts:			$2,451,122,344.00		$375,266.83

				Total Fees Previously Paid:					$0.00

				Total Fee Offsets:					$0.00

				Net Fee Due:					$375,266.83

Offering Note

1.a. The “Amount Registered” includes 74,020,695 shares of the registrant’s common stock, par value $0.20 per share (the “Common Stock”), underlying unexercised Warrants (as defined in the prospectus supplement to which this exhibit is attached) as of the date of the prospectus supplement to which this exhibit is attached and 37,393,957 shares of Common Stock issued upon exercise of Warrants between July 29, 2022 and the date of this prospectus supplement pursuant to the prospectus in the registrant’s Registration Statement on Form S-3ASR (File No. 333-266420) (the “Registration Statement”) for which a filing fee has not previously been paid. The initial exercise price of the Warrants of $22.00 is being used to calculate the filing fee in accordance with Rule 457(g) of the Securities Act of 1933, as amended (the “Securities Act”). This “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table in the Registration Statement.

1.b. Pursuant to Rule 416 under the Securities Act of 1933, the Common Stock being registered hereunder includes such indeterminable number of shares of Common Stock that may be offered or issued in connection with any stock split, stock dividend or similar transactions.

Narrative Disclosure

The maximum aggregate amount of the securities to which the prospectus relates is 74,020,695 shares of Common Stock. The prospectus is a final prospectus for the related offering.